UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 14, 2005
(October 11, 2005)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

333-32170	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

1-6986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item  8.01    Other Events.

Public Service Company of New Mexico ("PNM"), wholly owned subsidiary of PNM Resources, Inc. ("PNMR"),is a participant in the three 1,270-megawatt units of Palo Verde Nuclear Generating Station ("PVNGS").  Arizona Public Service Company ("APS") is the operating agent of PVNGS.  PNM is entitled to 10.2% of the power and energy generated by PVNGS.  PNM has a 10.2% ownership interest in PVNGS Unit 3 and has leasehold interests in approximately 7.9% of PVNGS Units 1 and 2 and an ownership interest in approximately 2.3% of PVNGS Units 1 and 2.

APS has reported that on October 11, 2005, plant engineers at PVNGS were unable to demonstrate that the original design of the emergency core cooling system could perform its safety function under certain scenarios.  PNM understands that the type of event that could be affected by the design issue is among the least probable events that could occur in a nuclear power plant.  In accordance with technical specifications, PVNGS Units 2 and 3 were temporarily shut down.  APS had taken PVNGS Unit 1 out of service on October 8, 2005 for a planned refueling and maintenance outage.

APS has reported that it is currently developing the necessary plant and procedural remedies that will address the issue that required PVNGS Units 2 and 3 to be shut down.  Upon Nuclear Regulatory Commission approval of these remedies, PVNGS Units 2 and 3 will be restarted and return to service.  PVNGS Unit 1 will return to service after the successful completion of its planned refueling and maintenance outage.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO
(Registrants)

Date: October 14, 2005	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)

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